Exhibit 4.3

FORM OF SENIOR EXCHANGEABLE NOTE

DUE NOVEMBER 15, 2008

[FACE OF NOTE]

EOP OPERATING LIMITED PARTNERSHIP

Senior Exchangeable Note due November 15, 2008

No.	Principal Amount

CUSIP No.

      UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO EOP OPERATING LIMITED PARTNERSHIP (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER AND EQUITY OFFICE PROPERTIES TRUST (“EQUITY OFFICE”) THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT, OR (Y) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR EQUITY OFFICE, IN EITHER CASE OTHER THAN (1) TO THE ISSUER OR EQUITY OFFICE, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE ISSUER, EQUITY OFFICE AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER AND EQUITY OFFICE THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER, (2) AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF RULE (k)(2) UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS NOTE OR ANY COMMON SHARES ISSUABLE UPON EXCHANGE OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.

      EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ____________ Dollars, unless previously exchanged into common shares of beneficial interest, par value $.01 per share (“Common Shares”), of Equity Office Properties Trust, a Maryland real estate investment trust (“Equity Office”), in accordance with the terms specified on the reverse hereof and in the Indenture, on November 15, 2008 (the “Stated Maturity Date”), or any Redemption Date (as defined on the reverse hereof), or any earlier date of acceleration of maturity (each such date being referred to as the “Maturity Date” with respect to the principal repayable on such date), and to pay interest thereon from August 23, 2000 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2000 (each, an “Interest Payment Date”), and on the Maturity Date, in an amount equal to the greater of (i) 7.25% per annum (or $36.25 per $1,000 outstanding principal amount semiannually) and (ii) the product of (A) two times the regular cash distribution most recently paid by Equity Office on a Common Share for a fiscal quarter and (B) the number of Common Shares into which each $1,000 outstanding principal amount is exchangeable, until payment of said principal sum has been made or duly provided for. Any cash distribution (or portion thereof) that is properly designated by Equity Office as extraordinary and not expected to be recurring shall not be taken into account for purposes of clause (A) of the preceding sentence. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

      The interest so payable and punctually paid or duly provided for on an Interest Payment Date will, subject to certain exceptions described below, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Regular Record Date” for such payment, which will be the May 1 or November 1 (regardless of whether such day is a Business Day (as defined below)) next preceding such Interest Payment Date. Any interest not so punctually paid or duly provided for on an Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

      The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts with a drop facility maintained in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Boston, Massachusetts as the office to be maintained by it where Notes may be presented for payment, exchange or registration of transfer or exchange and where notices or demands to or upon the Issuer or Equity Office in respect of the Notes or the Indenture may be served.

      Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below). An “Interest Period” is each period from and including the immediately preceding Interest Payment Date (or from and including August 23, 2000 in the case of the initial Interest Period) to but excluding the applicable

Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, principal and interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day, other than a Saturday or a Sunday, on which banking institutions in New York, New York and Boston, Massachusetts are not required or authorized by law or executive order to close.

      Payments of principal and interest in respect of this Note will be made in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

      This Note shall not be entitled to the benefits of the Indenture or the Guarantee of Equity Office or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

      IN WITNESS WHEREOF, each of the Issuer and Equity Office has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:	EOP OPERATING LIMITED PARTNERSHIP,
as Issuer

Attest:	By: EQUITY OFFICE PROPERTY TRUST, not
individually but as Managing General Partner

By:	By:

Name:	Name:
Title:	Title:

EQUITY OFFICE PROPERTIES TRUST

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:	STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:

Authorized Officer

[REVERSE OF NOTE]

EOP OPERATING LIMITED PARTNERSHIP

Senior Exchangeable Note due November 15, 2008

      This Note is one of a duly authorized issue of senior debt securities of the Issuer of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of August 23, 2000 (as amended, the “Indenture”), duly executed and delivered by the Issuer and Equity Office to State Street Bank and Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, Equity Office and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The debt securities issuable under the Indenture may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates or formulas, may be subject to different redemption or exchange provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series designated as “Senior Exchangeable Notes due November 15, 2008” of the Issuer (the “Notes”), limited in aggregate principal amount to $375,000,000, subject to the provisions in the Indenture, and is a Guaranteed Security within the meaning of, and subject to the provisions applicable to Equity Office as Guarantor thereof contained in, the Indenture.

      In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

      The Issuer may redeem this Note, at any time after November 15, 2004 in whole or from time to time in part in integral multiples of $1,000 (provided that any remaining principal amount is at least $100,000), at the option of the Issuer, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount being redeemed plus unpaid interest accrued thereon to the date fixed for redemption (the “Redemption Date”); provided, however, that interest installments due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Notes) as of the close of business on the Regular Record Date preceding such Interest Payment Date. If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part hereof called for redemption shall have been made available on the Redemption Date, this Note or such part will cease to bear interest on the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price. Notice of any optional redemption of any Notes will be given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.

      The Indenture contains provisions permitting the Issuer, Equity Office and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of debt securities issued under the Indenture at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note at the time Outstanding if so affected, (i) change the Stated Maturity of any principal or interest payment on any Note, or reduce the principal amount thereof or the rate or amount (or manner of calculation of the amount) of any interest thereon, or change the timing or reduce the amount payable upon the redemption thereof, or change the Place of Payment or currency for payments thereon, or impair or affect the rights of any Holder to institute suit for the payment on or exchange of any Note, or (ii) reduce the percentage in principal amount of Outstanding Notes the Holders of which are required to consent to any such supplemental indenture or any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder, or (iii) modify this provision or the provisions applicable to waivers except to increase the required percentages, or (iv) modify Equity Office’s Guarantee of the Notes, or (v) change the exchange provisions applicable to the Notes in a manner adverse to the Holders thereof. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the debt securities of any series, the Holders of a majority in aggregate principal amount Outstanding of the debt securities of such series (or, in the case of certain defaults or Events of Default, all series of debt securities) may on behalf of the Holders of all the debt securities of such series (or all of the debt securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such debt securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such debt securities. The preceding sentence shall not, however, apply to a default in or Event of Default relating to the payment of the principal of or interest on any of the debt securities or in delivery by Equity Office of Common Stock and cash, if applicable, upon an exchange of debt securities or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each debt security at the time Outstanding affected thereby. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

      The principal amount (or portion of the principal amount that is an integral multiple of $1,000, provided any remaining principal amount is at least $100,000) of this Note will be exchangeable (unless it has matured or has been previously redeemed by the Issuer), in whole or in part at any time on or after the 90th day following the initial issuance of the Notes on August 23, 2000, at the option of the Holder hereof, into Common Shares of Equity Office at an initial exchange price of $34.00 per share, subject to adjustment under certain conditions specified in the Indenture (the “Exchange Price”). The right to exchange any or all of this Note if called for redemption will terminate at the close of business on the Business Day preceding the applicable Redemption Date, unless the Issuer defaults in the payment of the requisite Redemption Price when due, in which case the Holder’s exchange rights will terminate at the close of business on the date such payment is made.

      Notwithstanding the preceding paragraph, if the Current Market Price per Common Share on the New York Stock Exchange on the date, if any, that the Holder elects to exercise its exchange rights is less than the Exchange Price, then the exchanging Holder will receive, in lieu of Common Shares, cash in an amount equal to 97% of the product of (i) the number of Common Shares into which the principal amount of this Note subject to the election would otherwise be exchangeable and (ii) such Current Market Price per Common Share.

      Owners of beneficial interests herein may exercise their exchange rights by delivery to DTC of the appropriate instructions for exchange pursuant to the procedures of DTC and its direct and indirect participants.

      The Holder of this Note at the close of business on a Regular Record Date will be entitled to receive the interest payable on the related Interest Payment Date notwithstanding the exchange of all or any portion of this Note following such Regular Record Date and prior to such Interest Payment Date. However, if this Note is surrendered for exchange during the period between the close of business on any Regular Record Date and ending with the opening of business on the related Interest Payment Date (unless this Note is exchanged after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Interest Payment Date) must be accompanied by payment of an amount equal to the interest payable thereon on such Interest Payment Date. The Holder of this Note on a Regular Record Date who (or whose transferee) presents and surrenders all or any portion of this Note for exchange on such Interest Payment Date will receive the interest payable on such date, and the exchanging Holder need not include payment of the amount of such interest upon presenting and surrendering all or any portion of this Note for exchange. Except as provided above, neither the Issuer nor Equity Office will make any payment or allowance for unpaid interest, whether or not in arrears, on the principal amount of this Note presented and surrendered for exchange or for any distribution on the Common Shares that are issued upon such exchange if the record date for such distribution was prior to the effective time of such exchange, as determined pursuant to the Indenture.

      Fractional Common Shares will not be issued upon exchange but, in lieu thereof, Equity Office will pay a cash adjustment based on the Current Market Price of the Common Share at the close of business on the Trading Day prior to such exchange.

      The Holder hereof agrees to be bound by the provisions of the Registration Rights Agreement relating to the Notes. The Issuer and Equity Office agree that the Holder hereof will be entitled to Liquidated Damages under certain conditions specified in the Registration Rights Agreement. All references herein to interest shall include such Liquidated Damages.

      No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed or alter or impair the obligations of Equity Office in respect of its unconditional guarantee of the aforementioned payments or its delivery of Common Shares and cash, if applicable, upon an exchange of this Note.

      This Note is issuable only in fully registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in Boston, Massachusetts, in the manner and subject to limitations provided herein and in the Indenture, but without the payment of any change except for any tax or other governmental charge imposed in connection therewith.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in Boston, Massachusetts, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

      This Note is not subject to a sinking fund requirement.

      No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any Note, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or interest or any other amounts due, or claimed to be due, on this Note), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against the any partner other than Equity Office, as Guarantor, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or Equity Office or any successor, either directly or through the Issuer or Equity Office or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

      The Issuer, Equity Office, the Trustee and any authorized agent of the Issuer, Equity Office or the Trustee may deem and treat the Person in whose name this Note is registered as the Holder and absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions herein and on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, Equity Office or the Trustee nor any authorized agent of the Issuer, Equity Office or the Trustee shall be affected by any notice to the contrary, except as required by law.

      The Indenture and this Note shall be governed by and construed in accordance with the law of the State of New York, United States of America without regard to the principles of conflicts of laws.

ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

To assign this Note fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax identification number, if any)

(Print or type assignee’s name, address and zip code)

Your signature: ___________________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Date: _____________________________________

Signature Guarantee:* ________________________

[For inclusion only if this Note bears a Restricted Securities Legend] In connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1) [ ]	To the Issuer or Equity Office; or

(2) [ ]	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) [ ]	pursuant to and in compliance with Regulation S under the Securities Act; or

(4) [ ]	to an institutional “accredited investor” (as defined in
Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing
certain representations  and agreements (the form of
which letter can be obtained from the Trustee); or

*  Signature must be guaranteed by a commercial bank, trust company or member firm or a major stock exchange.

(5) [ ]	Pursuant to an effective registration statement under the Securities Act provided by Rule 144 thereunder; or

(6) [ ]	Pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the Holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of such Notes, such certifications and other information and, if box (5) is checked, a legal opinion, as the Issuer has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:	_______________________________
(Sign exactly as your name appears on the other side of this Note)

Date:_____________________

Medallion Signature Guarantee:

______________________________________